JOINT FILERS’ SIGNATURES

/s/ Blair M. Flicker	August 9, 2013
Insight Venture Partners (Cayman) VII, L.P.	Date
Signature of Reporting Person

/s/ Blair M. Flicker	August 9, 2013
Insight Venture Partners VII, L.P.	Date
Signature of Reporting Person

/s/ Blair M. Flicker	August 9, 2013
Insight Venture Partners VII (Co-Investors), L.P.	Date
Signature of Reporting Person

/s/ Blair M. Flicker	August 9, 2013
Insight Venture Partners (Delaware) VII, L.P.	Date
Signature of Reporting Person

/s/ Blair M. Flicker	August 9, 2013
Insight Venture Associates VII, Ltd.	Date
Signature of Reporting Person

/s/ Blair M. Flicker	August 9, 2013
Insight Venture Associates VII, L.P.	Date
Signature of Reporting Person

/s/ Blair M. Flicker	August 9, 2013
Insight Holdings Group, LLC	Date
Signature of Reporting Person